                                                                     EXHIBIT 1.1


                       NATIONAL CONSUMER COOPERATIVE BANK

                                U.S.$350,000,000

                       MEDIUM-TERM SENIOR NOTES, SERIES B
                    MEDIUM-TERM SUBORDINATED NOTES, SERIES B
                     DUE 9 MONTHS OR MORE FROM DATE OF ISSUE

                             DISTRIBUTION AGREEMENT

                                                  January 7, 2000

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010

Banc of America Securities LLC
Bank of America Corporate Center
NC1-007-07-01
100 North Tryon Street
Charlotte, North Carolina 28255-0001

Banc One Capital Markets, Inc.
One Banc One Plaza
Chicago, Illinois 60670

SPP Capital Partners, LLC
330 Madison Avenue, 28th Floor
New York, New York 10017

Ladies and Gentlemen:

            National Consumer Cooperative Bank, a financial institution organized pursuant to the laws of the United States (doing business as National Cooperative Bank) (the "Bank"), proposes to issue and sell from time to time its Medium-Term Senior Notes, Series B, due 9 months or more from the Date of Issue (the "Senior Notes") and its Medium-Term Subordinated Notes, Series B, due 9 Months or more from the Date of Issue (the "Subordinated Notes" and together with the Senior Notes, the "Securities") in an aggregate amount up to $350,000,000 and agrees with each of you (individually, an "Agent", and together, the "Agents") as set forth in this Agreement.

            Subject to the terms and conditions stated herein and to the reservation by the Bank of the right to sell Securities directly on its own behalf, the Bank hereby (i) appoints each Agent as an agent of the Bank for the purpose of soliciting and receiving offers to purchase Securities from the Bank pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement (each a "Terms Agreement"), substantially in the form of Annex I hereto, relating to such sale in accordance with Section 2(b) hereof. This Distribution Agreement shall not be construed to create either an obligation on the part of the Bank to sell any Securities or an obligation of any of the Agents to purchase Securities as principal.

            The Senior Notes will be issued under a senior indenture, dated as of January 15, 1997 (the "Senior Indenture"), between the Bank and Bank One Trust Company, N.A., as Trustee (the "Trustee"). The Subordinated Notes will be issued under a subordinated indenture, dated as of January 7, 1999, between the Bank and the Trustee (the "Subordinated Indenture" and together with the Senior Indenture, the "Indentures"). The Securities shall have the maturity ranges, interest rates, if any, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Bank in accordance with the Indentures.

            1. The Bank represents and warrants to, and agrees with, each Agent that:

                 (a) A registration statement on Form S-3 (File No. 333-90457)
            in respect of the Securities and a pre-effective amendment thereto have been filed with the Securities and Exchange Commission (the "Commission"); provided, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the 462(b) Registration Statement; such registration statement (as amended) and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to such Agent, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus included therein, have been declared effective by the Commission in such form; no other document with respect to such registration statement (as amended) or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than the prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Exchange Act of 1933 (the "Act"), each in the form heretofore delivered to the Agents); and no stop order suspending the effectiveness of such registration statement (as amended) has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement (as amended) or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, are hereinafter called a "Preliminary Prospectus"); the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding Form T-1, each as amended at the time such part of the registration statement became effective, is hereinafter collectively called the "Registration Statement"


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

            (including any Rule 462(b) Registration Statement); the prospectus (including, if applicable, any prospectus supplement) relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Bank filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof) in relation to Securities to be sold pursuant to this Agreement, in the form filed or transmitted for filing with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

                 (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                 (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date


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

            as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Bank by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

                 (d) Neither the Bank nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Bank or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Bank and its subsidiaries, and there has been no dividend or distribution of any kind declared, paid or made by the Bank on any class of its capital stock, otherwise than as set forth or contemplated in the Prospectus;

                 (e) This Agreement (including any Terms Agreement with respect to the offering and sale of particular Securities) has been duly authorized, executed and delivered by the Bank;

                 (f) The Bank is a corporation duly organized, validly existing and in good standing under the laws of the United States and has full power and authority to conduct its business as such and as described in the Prospectus and the Bank is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;

                 (g) Each subsidiary of the Bank has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Bank is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Bank has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Bank, directly or through subsidiaries, is owned free from liens, encumbrances and defects;


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

                 (h) The Bank has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Bank have been duly and validly authorized and issued and are fully paid and non-assessable;

                 (i) The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement and any Terms Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Bank entitled to the benefits provided by the Indentures, which will be substantially in the forms filed as exhibits to the Registration Statement; the Indentures have been duly authorized and duly qualified under the Trust Indenture Act and constitute valid and legally binding instruments enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indentures conform and the Securities of any particular issuance of Securities will conform to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to such issuance of Securities;

                 (j) The issue and sale of the Securities, the compliance by the
            Bank with all of the provisions of the Securities, the Indentures, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of the property or assets of the Bank is subject, nor will such action result in any violation of the provisions of the National Consumer Cooperative Bank Act, as amended (the "NCCBA"), or the By-laws of the Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Bank of the other transactions contemplated by this Agreement, any Terms Agreement or the Indentures, except such as have been, or will have been prior to the Commencement Date (as defined in Section 3 hereof), obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by such Agent of offers to purchase Securities from the Bank and with purchases of Securities by such Agent as principal, as the case may be, in each case in the manner contemplated hereby;

                 (k) The Bank and its subsidiaries possess adequate
            certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Bank or any of its subsidiaries, would individually or in the


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

            aggregate have a material adverse effect on the Bank and its subsidiaries taken as a whole;

                 (l) The Bank is not in violation of the NCCBA, none of the
            Bank's subsidiaries is in violation of its respective Certificate of Incorporation or Charter, as the case may be, and neither the Bank nor any of its subsidiaries is in violation of its By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                 (m) The statements set forth in the Prospectus under the
            captions "Description of Debt Securities" and "Description of Notes", insofar as they purport to constitute a summary of the terms of the Securities, under the caption "Certain United States Federal Income Tax Considerations", and under the captions "Plan of Distribution" and "Supplemental Plan of Distribution", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

                 (n) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Bank or any of its subsidiaries is a party or to which any property of the Bank or any of its subsidiaries is subject, which, if determined adversely to the Bank or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Bank and its subsidiaries, and, to the best of the Bank's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                 (o) The Bank is not and, after giving effect to each offering and sale of the Securities, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                 (p) Neither the Bank nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

                 (q) Immediately after any sale of Securities by the Bank
            hereunder or under any Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Bank hereunder or under any Terms Agreement and of any debt securities of the Bank (other than such Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement;


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

                 (r) The amount of the Bank's outstanding bonds, debentures, notes and other evidences of indebtedness, including the $350,000,000 aggregate amount of Securities, does not exceed ten times the paid-in capital and surplus of the Bank; and

                 (s) Arthur Andersen LLP, who have certified certain financial statements of the Bank and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

            2. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Bank, to use its reasonable efforts to solicit and receive offers to purchase the Securities from the Bank upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. So long as this Agreement shall remain in effect with respect to any Agent, the Bank shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, any debt securities with a maturity at the time of original issuance of 9 months or more except pursuant to this Agreement, any Terms Agreement, or except pursuant to a private placement not constituting a public offering under the Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities; provided, that, if, from time to time the Bank is approached by a prospective agent offering to solicit a specific purchase of Notes, the Bank may engage such agent with respect to such specific purchase, provided that (i) such agent is engaged on terms substantially similar (including the same commission schedule) to the applicable terms of this Agreement and (ii) the Agents are given notice of such proposed purchase prior to the time it is agreed to. The Bank reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf in transactions with persons other than broker-dealers, and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable with respect to such sale. These provisions shall not limit Section 4(f) hereof or any similar provision included in any Terms Agreement.

            Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Bank (the "Administrative Procedure"). The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. Each Agent and the Bank agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure. The Bank will furnish to the Trustee a copy of the Administrative Procedure as from time to time in effect.

            The Bank reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. As soon as practicable, but in any event not later than one Business Day in New York City, after receipt of notice from the Bank, the Agents will suspend solicitation of offers to purchase


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

Securities from the Bank until such time as the Bank has advised the Agents that such solicitation may be resumed. "Business Day" shall mean any day that is not a Saturday or Sunday, and that in The City of New York is not a day on which banking institutions generally are authorized or obligated by law or executive order to close. During such period, the Bank shall not be required to comply with the provisions of Sections 4(h), 4(i), 4(j) and 4(k). Upon advising the Agents that such solicitation may be resumed, however, the Bank shall simultaneously provide the documents required to be delivered by Sections 4(h), 4(i), 4(j) and 4(k), and the Agents shall have no obligation to solicit offers to purchase the Securities until such documents have been received by the Agents. In addition, any failure by the Bank to comply with its obligations hereunder, including without limitation its obligations to deliver the documents required by Sections 4(h), 4(i), 4(j) and 4(k), shall automatically terminate the Agents' obligations hereunder, including without limitation its obligations to solicit offers to purchase the Securities hereunder as agent or to purchase Securities hereunder as principal.

            The Bank agrees to pay each Agent a commission, at the time of settlement of any sale of a Security by the Bank as a result of a solicitation made by such Agent, in an amount equal to the following applicable percentage of the principal amount of such Security sold:

MATURITY                                              SENIOR NOTES                     SUBORDINATED NOTES
--------                                               PERCENT OF                          PERCENT OF
                                                     PRINCIPAL AMOUNT                    PRINCIPAL AMOUNT
                                                     ----------------                    ----------------
Less than 9 months                              Negotiated at time of sale
From 9 months to less than 1 year                          .125%                                 NA
From 1 year to less than 18 months                         .150%                                 NA
From 18 months to less than 2 years                        .200%                                 NA
From 2 years to less than 3 years                          .250%                                 NA
From 3 years to less than 4 years                          .350%                                 NA
From 4 years to less than 5 years                          .450%                                 NA
From 5 years to less than 6 years                          .500%                               .500%
From 6 years to less than 7 years                          .550%                               .550%
From 7 years to less than 10 years                         .600%                               .600%
From 10 years to less than 12 years                        .625%                               .650%
From 12 years to less than 15 years                        .625%                               .675%
From 15 years to less than 20 years                        .700%                               .750%
From 20 years to less than 30 years                        .750%                               .875%
From 30 years and greater                       Negotiated at time of sale          Negotiated at time of sale

                 (b) Each sale of Securities to any Agent as principal shall be either:

                             (i) made in accordance with the terms of this
                 Agreement and (unless the Bank and such Agent shall otherwise agree pursuant to clause (ii) below) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent; a Terms Agreement may also specify certain


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                 provisions relating to the reoffering of such Securities by such Agent; the commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Bank herein contained and shall be subject to the terms and conditions herein set forth; each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Bank for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities; and such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to
                 Section 4 hereof; or

                             (ii) in the absence of a Terms Agreement or such
                 other written confirmation or communication, an oral agreement with respect to the terms of the Securities and of their offer and sale evidenced by the offer communicated by the presenting Agent or Agents and accepted by the Bank, together with the provisions of this Agreement, shall constitute an agreement between the presenting Agent or Agents and the Bank for the sale and purchase of such Securities (whether or not any Terms Agreement or other written confirmation or communication shall have been executed by the Bank or the presenting Agent or Agents). Each Agent proposes to offer Securities purchased by it as principal for sale at prevailing market prices or prices related thereto at the time of sale, which may be equal to, greater than or less than the price at which such Securities are purchased by such Agent from the Bank.

            For each sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Administrative Procedure. For each such sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the Bank agrees to pay such Agent a commission (or grant an equivalent discount) as provided in Section 2(a) hereof and in accordance with the schedule set forth therein.

            Each time and date of delivery of and payment for Securities to be purchased by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative Procedure, is referred to herein as a "Time of Delivery".

                 (c) Each Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Security in, or to residents of, the country issuing such currency, except as permitted by applicable law.

                 (d) No Agent shall have any responsibility for maintaining records with respect to the aggregate principal amount of Securities sold, or otherwise monitoring the availability of Securities for sale under the Registration Statement.

                 (e) Subject to purchases in principal as described herein, no
            Security which the Bank has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Bank, until such Security shall have been delivered to the purchaser thereof against payment by such purchaser.

            3. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Brown & Wood LLP, New York, New York, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Bank but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the "Commencement Date").

            4. The Bank covenants and agrees with each Agent:

                 (a) (i) To make no amendment or supplement to the Registration
            Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or the Prospectus (A) prior to the Commencement Date which shall be disapproved by any Agent promptly after reasonable notice thereof or (B) after the date of any Terms Agreement or other agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery which shall be disapproved by any Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof; (ii) to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424(b)(3) under the Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used; (iii) to make no amendment or supplement to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or Prospectus, other than any Pricing Supplement, at any time prior to having afforded each Agent a reasonable opportunity to review and comment thereon; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Bank with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise such Agent, promptly after the Bank receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                 (b) Promptly from time to time to take such action as such
            Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Bank shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                 (c) To furnish such Agent with copies of the Registration
            Statement and each amendment thereto, with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Administrative Procedure), in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, and with copies of the documents incorporated by reference therein, all in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities (including Securities purchased from the Bank by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to promptly notify such Agent by telephone (with confirmation in writing) and request such Agent, in its capacity as agent of the Bank, to suspend solicitation of offers to purchase Securities from the Bank (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and if the Bank shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Agent continues to own Securities purchased from the Bank by such Agent as principal or such Agent is otherwise required to deliver a prospectus in respect of transactions in the

            Securities, the Bank shall promptly prepare and file with the Commission such an amendment or supplement;

                 (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Bank and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Bank, Rule 158);

                 (e) So long as any Securities are outstanding, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to such Agent (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Bank is listed; and (ii) such additional information concerning the business and financial condition of the Bank as such Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Bank and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                 (f) That, from the date of any Terms Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the later of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Bank by such Agent and (ii) the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Bank which both mature more than 9 months after such Time of Delivery and are substantially similar to the Securities, without the prior written consent of such Agent;

                 (g) That each acceptance by the Bank of an offer to purchase
            Securities hereunder (including any purchase by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Bank of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Bank contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities);

                 (h) That reasonably in advance of each time the Registration
            Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Bank sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Brown & Wood LLP, counsel to the Agents, as a condition to the purchase of Securities pursuant to such Terms Agreement, the Bank shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(b) hereof;

                 (i) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus and each time the Bank sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Bank shall furnish or cause to be furnished forthwith to such Agent a written opinion of Shea & Gardner, counsel for the Bank, or other counsel for the Bank satisfactory to such Agent, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, to the effect that such Agent may rely on the opinion of such counsel referred to in Section 6(c) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in
            Section 6(c) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

                 (j) That each time the Registration Statement or the Prospectus shall be amended or supplemented and each time that a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, in either case to set forth financial information included in or derived from the Bank's consolidated financial statements or accounting records, and each time the Bank sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Bank shall cause the independent certified public accountants who have certified the financial statements of the Bank and its subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Bank, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section 6(d) hereof which was last furnished to such Agent;

                 (k) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus and each time the Bank sells Securities to such Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Bank shall furnish or cause to be furnished forthwith to such Agent a certificate, dated the date of such supplement, amendment, incorporation or Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Bank as shall be satisfactory to such Agent, to the effect that the statements contained in the certificates referred to in Section 6(i) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and

                 (l) To offer to any person who has agreed to purchase
            Securities from the Bank as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Administrative Procedure, any condition set forth in Section 6(a), 6(e), 6(f) or 6(g) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this Section 4(l), for the respective judgments of an Agent with respect to certain matters referred to in such Sections 6(e) and 6(g), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 6(e) and 6(g) on behalf of any such person).

            5. The Bank covenants and agrees with each Agent that the Bank will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Bank's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the fees, disbursements and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby, any opinions to be rendered by such counsel hereunder and under any Terms Agreement and the transactions contemplated hereunder and under any Terms Agreement; (iii) the cost of printing, producing or reproducing this Agreement, any Terms Agreement, any Indentures, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 4(b) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) any filing fees incident to, and the fees and disbursements of counsel for the Agents in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vii) the cost of preparing the Securities; (viii) the fees and expenses of any Trustee and any agent of any Trustee and any transfer or paying agent of the Bank and the fees and disbursements of counsel for any Trustee or such agent in connection with any Indentures and the Securities; (ix) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved by the Bank; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.

            6. The obligation of any Agent, as agent of the Bank, at any time ("Solicitation Time") to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent's discretion, to the condition that all representations and warranties and other statements of the Bank herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated by reference in such Terms Agreement) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 4(k) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or Time of Delivery, as the case may be, the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Bank shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                 (a) (i) With respect to any Securities sold at or prior to such
            Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement (including any Rule 462(b) Registration Statement) shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

                 (b) Brown & Wood LLP, counsel to the Agents, shall have
            furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, with respect to the matters covered in paragraphs
            (i), (v), (vii), (xii) and (xv) of subsection (c) below, as well as such other related matters as such Agent may reasonably request, and (ii) if and to the extent requested by such Agent, with respect to each applicable date referred to in Section 4(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                 (c) Shea & Gardner, counsel for the Bank, or other counsel for the Bank satisfactory to such Agent, shall have furnished to such Agent their written opinions, dated the Commencement Date and each applicable date referred to in Section 4(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent, to the effect that:

                        (i) The Bank is a financial institution duly organized, validly existing and in good standing under the laws of the United States and has full power and authority to conduct its business as described in the Prospectus as amended or supplemented and the Bank is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;

                        (ii) Each subsidiary of the Bank has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Bank is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Bank has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Bank, directly or through subsidiaries, is owned free from liens, encumbrances and defects;

                        (iii) The Bank has an authorized capitalization as set forth in the Prospectus as amended or supplemented and all of the issued shares of capital stock of the Bank have been duly and validly authorized and issued and are fully paid and non-assessable;

                        (iv) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Bank or any of its subsidiaries is a party or to which any property of the Bank or any of its subsidiaries is subject, which, if determined adversely to the Bank or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Bank and its subsidiaries; and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                        (v) This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Bank;

                        (vi) The Securities have been duly authorized and, when duly executed, authenticated, issued and delivered by the Bank, will constitute valid and legally binding obligations of the Bank entitled to the benefits provided by the Indentures; and the Indentures conform and the Securities will conform to the descriptions thereof in the Prospectus as amended or supplemented;

                        (vii) The Indentures have been duly authorized, executed and delivered by the parties thereto and constitute valid and legally binding instruments, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indentures have been duly qualified under the Trust Indenture Act;

                        (viii) The Bank and its subsidiaries possess adequate
                 certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Bank or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Bank and its subsidiaries taken as a whole;

                        (ix) The issue and sale of the Securities, the compliance by the Bank with all of the provisions of the Securities, the Indentures, this Agreement and any applicable Terms Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Bank is a party or by which the Bank is bound or to which any of the property or assets of the Bank is subject, nor will such action result in any violation of the provisions of the NCCBA or the By-laws of the Bank or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Bank or any of its properties;

                        (x) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Bank of the other transactions contemplated by this Agreement, any applicable Terms Agreement, or the Indentures, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by the Agents of offers to purchase Securities from the Bank and with purchases of Securities by an Agent as principal, as the case may be, in each case in the manner contemplated hereby;

                        (xi) The Bank is not in violation of the NCCBA, none of the Bank's subsidiaries is in violation of its respective Certificate of Incorporation or Charter, as the case may be, and neither the Bank nor any of its subsidiaries is in violation of its By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                        (xii) The statements set forth in the Prospectus under the caption "Description of Debt Securities" and "Description of Notes", to the extent they relate to the Notes, are accurate, complete and fair;

                        (xiii) The Bank is not and, after giving effect to the
                 offering and sale of the Securities, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

                        (xiv) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

                        (xv) The Registration Statement and the Prospectus as amended and supplemented and any further amendments and supplements thereto made by the Bank prior to the date of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (xii) of this Section 6(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment or supplement thereto made by the Bank prior to the date of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of such opinion, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Bank prior to the date of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required.

                 (d) Not later than 10:00 a.m., New York City time, on the
            Commencement Date and on each applicable date referred to in Section 4(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, the independent certified public accountants who have certified the financial statements of the Bank and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated the Commencement Date or such applicable date, as the case may be, in form and substance satisfactory to such Agent, to the effect set forth in Annex III hereto;

                 (e) (i) Neither the Bank nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the

            Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery there shall not have been any change in the capital stock or long-term debt of the Bank or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Bank and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of such Agent so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities from the Bank or the purchase by such Agent of Securities from the Bank as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery;

                 (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Bank's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Bank's debt securities;

                 (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in the Clause (iii) in the judgment of such Agent makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Securities or the purchase of the Securities from the Bank as principal pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus;

                 (h) With respect to any Security denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Security the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency;

                 (i) The Bank shall have furnished or caused to be furnished to such Agent certificates of officers of the Bank dated the Commencement Date and each applicable date referred to in Section 4(k) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers of the Bank as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties of the Bank herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance by the Bank of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsections (a) and (e) of this Section 6, and as to such other matters as such Agent may reasonably request.

            7. (a) The Bank will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action, claim, damage, liability or loss as such expenses are incurred; provided, however, that the Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Bank by such Agent expressly for use therein, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the Agent has notified the Bank in writing that such information should no longer be used therein, it being understood and agreed that the only such information furnished by any Agent consists of the information described as such in subsection (b) below.

                 (b) Each Agent will (severally and not jointly) indemnify and hold harmless the Bank against any losses, claims, damages or liabilities to which the Bank may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Bank by such Agent expressly for use therein; and will reimburse the Bank for any legal or other expenses reasonably incurred by the Bank in connection with investigating or defending any such action or claim as such expenses are incurred, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the Agent has notified the Bank in writing that such information should no longer be used therein it being understood and agreed that the only such information furnished by any Agent consists of the second sentence and the fourth sentence of the second paragraph under "Supplemental Plan of Distribution".

                 (c) Promptly after receipt by an indemnified party under
            subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

                 (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Bank on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale pursuant to this Agreement of the Securities which are the subject of the losses, claims, damages or liabilities (or actions in respect thereof) (before deducting expenses) received by the Bank bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Bank on the one hand or by any Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Bank and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Agent shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Securities purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

                 (e) The obligations of the Bank under this Section 7 shall be in addition to any liability which the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Bank and to each person, if any, who controls the Bank within the meaning of the Act.

            8. Each Agent, in soliciting offers to purchase Securities from the Bank and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Bank and not as principal. Each Agent will make reasonable efforts to assist the Bank in obtaining performance by each purchaser whose offer to purchase Securities from the Bank was solicited by such Agent and has been accepted by the Bank, but such Agent shall not have any liability to the Bank in the event such purchase is not consummated for any reason. If the Bank shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Bank shall
(i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Bank and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

            9. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Bank set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Bank, or any officer or director or any controlling person of the Bank, and shall survive each delivery of and payment for any of the Securities. If this Agreement is suspended or terminated pursuant to Section 10 hereof or for any other reason or if for any reason the sale of Securities described in a confirmation or Terms Agreement referred to in Section 2 by the Bank to an Agent is not consummated, the Bank shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the obligations of the Bank under Sections 4(d) and 4(e).

            10. The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Bank may be suspended or terminated at any time by the Bank as to any Agent or by any Agent as to such Agent upon the giving of one Business Day's written notice of such suspension or termination to such Agent or the Bank, as the case may be. In the event of such suspension or termination with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (z) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 2(a), and Sections 4(d), 4(e), 5, 7, 8 and 9 hereof are concerned.

            11. If at any time the Bank and any of the Agents shall determine to issue and sell Securities denominated in a currency other than U.S. dollars, which other currency may include a currency unit, or with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, the Bank and any such Agent may execute and deliver a supplement to this Agreement for the purpose of making any appropriate additions to and modifications of the terms of this Agreement (and the Procedures) applicable to such Securities and the offer and sale thereof. The Bank will not issue Securities denominated in Yen otherwise than in compliance with applicable Japanese laws, regulations and policies. In particular, the Bank or its designated agent shall submit such reports or information as may be required from time to time by applicable law, regulations and guidelines promulgated by Japanese governmental and regulatory authorities in the case of the issue and purchase of the Securities and the Bank shall ensure that each such Security shall have such minimum denomination and maturity as may be allowed from time to time by Japanese governmental and regulatory authorities.

            12. Except as otherwise specifically provided herein or in the Administrative Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Credit Suisse First Boston Corporation shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Eleven Madison Avenue, New York, New York 10010, Facsimile Transmission No.
(212) 325-8183, Attention: Short and Medium Term Finance; if to Banc of America Securities LLC shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to Bank of America Corporate Center, NC1-007-07-01, 100 North Tryon Street, Charlotte, NC 28255-0001, Facsimile Transmission No. (704) 388-9939; if to Banc One Capital Markets, Inc. shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to 1 Banc One Plaza, Chicago, IL 60670, Facsimile Transmission No. (312) 732-4773, Attention: Corporate Securities Structuring; if to SPP Capital Partners, LLC shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to 330 Madison Avenue, 28th Floor, New York, New York 10017, Facsimile Transmission No. (212) 455-4545, Attention Amy Lazarus; and if to the Bank shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 1401 Eye Street N.W., Suite 700, Washington, D.C. 20005, Facsimile Transmission No. (202) 336-7803, Attention: Treasurer.

            13. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Bank, and to the extent provided in Sections 7, 8 and 9 hereof, the officers and directors of the Bank and any person who controls any Agent or the Bank, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

            14. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

            15. THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF NEW YORK STATE'S CONFLICT OF LAWS RULES.

            16. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

            If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Bank and each of you in accordance with its terms.

                                         Very truly yours,


                                         National Consumer Cooperative Bank


                                         By: /s/ William E. Seas III
                                             -----------------------------------
                                             Name: William E. Seas
                                             Title: Treasurer

CREDIT SUISSE FIRST BOSTON CORPORATION
BANC OF AMERICA SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
SPP CAPITAL PARTNERS, LLC


By:  Credit Suisse First Boston Corporation

By: /s/ Helena Willner
    ------------------------------------
    Authorized Signatory

                                                                         ANNEX I

                       NATIONAL CONSUMER COOPERATIVE BANK

                       MEDIUM-TERM SENIOR NOTES, SERIES B
                    MEDIUM-TERM SUBORDINATED NOTES, SERIES B
                     DUE 9 MONTHS OR MORE FROM DATE OF ISSUE

                                 Terms Agreement

                                                   ____________, ____

[CREDIT SUISSE FIRST BOSTON CORPORATION
ELEVEN MADISON AVENUE
NEW YORK, NEW YORK 10010]

[BANC OF AMERICA SECURITIES LLC
BANK OF AMERICA CORPORATE CENTER
NC1-007-07-01
100 NORTH TRYON STREET
CHARLOTTE, NORTH CAROLINA 28255-0001]

[BANC ONE CAPITAL MARKETS, INC.
1 BANC ONE PLAZA
CHICAGO, ILLINOIS 60670]

[SPP CAPITAL PARTNERS, LLC
330 MADISON AVENUE, 28TH FLOOR
NEW YORK, NEW YORK 10017]

Ladies and Gentlemen:

            National Consumer Cooperative Bank (the "Bank") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated January 7, 2000 (the "Distribution Agreement"), between the Bank on the one hand and Credit Suisse First Boston Corporation, Banc of America Securities LLC, Banc One Capital Markets, Inc., and SPP Capital Partners, LLC (the "Agents") on the other, to issue and sell to the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Bank, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Bank or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from the Bank, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

            An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

            Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Bank agrees to issue and sell to [CREDIT SUISSE FIRST BOSTON CORPORATION], [BANC OF AMERICA SECURITIES LLC], [BANC ONE CAPITAL MARKETS, INC.], AND [SPP CAPITAL PARTNERS, LLC] and [CREDIT SUISSE FIRST BOSTON CORPORATION], [BANC OF AMERICA SECURITIES LLC], [BANC ONE CAPITAL MARKETS, INC.], AND [SPP CAPITAL PARTNERS, LLC] agree to purchase from the Bank the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

            If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Bank.

                                         National Consumer Cooperative Bank


                                         By:
                                            --------------------------------
                                            Name:
                                            Title:


CREDIT SUISSE FIRST BOSTON CORPORATION
BANC OF AMERICA SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
SPP CAPITAL PARTNERS, LLC


By: Credit Suisse First Boston Corporation

By:
    ---------------------------------
    Authorized Signatory

                                                             SCHEDULE TO ANNEX I

Title of Purchased Securities:

            [ %] Medium-Term Senior Notes[, SERIES [  ]]
            [ %] Medium-Term Subordinated Notes[, SERIES [  ]]

Aggregate Principal Amount:

            [$__________]

[PRICE TO PUBLIC:]

Purchase Price by [CREDIT SUISSE FIRST BOSTON CORPORATION], [BANC OF AMERICA SECURITIES LLC], [BANC ONE CAPITAL MARKETS, INC.], AND [SPP CAPITAL PARTNERS, LLC]:

            % of the principal amount of the Purchased Securities[, PLUS ACCRUED INTEREST FROM _______ TO _______] [AND ACCRUED AMORTIZATION, IF ANY, FROM ______ TO _____]

Method of and Specified Funds for Payment of Purchase Price:

            [BY CERTIFIED OR OFFICIAL BANK CHECK OR CHECKS, PAYABLE TO THE ORDER OF THE BANK, IN IMMEDIATELY AVAILABLE FUNDS]

            [BY WIRE TRANSFER TO A BANK ACCOUNT SPECIFIED BY THE BANK IN IMMEDIATELY AVAILABLE FUNDS]

Senior Indenture:

            Senior Indenture, dated as of January 15, 1997, between the Bank and The First National Bank of Chicago, as Trustee

Subordinated Indenture:

            Subordinated Indenture, dated as of January 7, 2000, between the Bank and Bank One Trust Company, N.A., as Trustee

Time of Delivery:

Closing Location for Delivery of Securities:

Maturity:

Interest Rate:


                                      Sch-1

            [ %]

Interest Payment Dates:

            [MONTHS AND DATES]

Documents to be Delivered:

            The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

            [(1) THE OPINION OR OPINIONS OF COUNSEL TO THE AGENTS REFERRED TO IN SECTION 4(h).]

            [(2)  THE OPINION OF COUNSEL TO THE BANK REFERRED TO IN SECTION
            4(i).]

            [(3)  THE ACCOUNTANTS' LETTER REFERRED TO IN SECTION 4(j).]

            [(4)  THE OFFICERS' CERTIFICATE REFERRED TO IN SECTION 4(k).]

Other Provisions (including Syndicate Provisions, if applicable):



                                      Sch-2

                                                                        ANNEX II

                            ADMINISTRATIVE PROCEDURES
 FOR FIXED AND FLOATING RATE MEDIUM-TERM SENIOR AND SUBORDINATED NOTES, SERIES B
                     DUE 9 MONTHS OR MORE FROM DATE OF ISSUE
                           DATED AS OF JANUARY 7, 2000

            Medium-Term Senior Notes, Series B (the "Senior Notes") and Medium-Term Subordinated Notes, Series B (the "Subordinated Notes" and, together with the Senior Notes, the "Notes"), are to be offered on a continuing basis by National Consumer Cooperative Bank ("NCB"), to or through Credit Suisse First Boston Corporation, Banc of America Securities LLC, Banc One Capital Markets, Inc. and SPP Capital Partners, LLC (each, an "Agent" and, collectively, the "Agents"), pursuant to a Distribution Agreement dated January 7, 2000 (the "Distribution Agreement") among NCB and the Agents. The Distribution Agreement provides both for the sale of Notes by NCB to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by NCB directly to investors (as may from time to time be agreed to by NCB and the related Agents) in which case the Agents will act as agents of NCB in soliciting Note purchases.

            Unless otherwise agreed by the related Agents and NCB, Notes will be purchased by the related Agents as principal. Such purchases will be made in accordance with terms agreed upon by the related Agents and NCB (which terms, unless otherwise agreed, shall be agreed upon orally, with written confirmation prepared by the related Agents and mailed to NCB). If agreed upon by NCB and the applicable Agent, such Agent, acting solely for NCB and not as principal, will use its reasonable efforts to solicit offers to purchase the Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role that an Agent will perform shall apply.

            The Senior Notes will be issued as a series of securities pursuant
to a Senior Indenture, dated as of     January 15, 1997, as may be amended and
supplemented from time to time (the "Senior Indenture"), between NCB and Bank One Trust Company, N.A. (as successor Trustee to the First National Bank of Chicago) (the "Trustee"), as trustee with respect to the Senior Notes. The Subordinated Notes will be issued as a series of securities pursuant to a Subordinated Indenture dated as of January 7, 2000, as may be amended or supplemented from time to time (the "Subordinated Indenture"), between NCB and the Trustee as trustee with respect to the Subordinated Notes. The Senior Indenture and the Subordinated Indenture are collectively referred to herein as the "Indentures." In accordance with the provisions of the Indentures, the Trustee has been appointed Authenticating Agent (in such capacity, the "Issuing Agent"). The Trustee will act as NCB's Paying Agent with respect to the Notes (in such capacity the "Paying Agent").

            A Registration Statement (the "Registration Statement," which term shall include any additional registration statements or amendments thereto filed in connection with the Notes as provided in the introductory paragraph of the Distribution Agreement) with respect to, among other securities, the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The most recent base Prospectus included in the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the "Prospectus." The most recent supplement to the Prospectus setting forth the purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) is herein referred to as the "Pricing Supplement."

            The Notes will be issued in book-entry form and represented by one or more global certificates in fully registered form without coupons (each, a "Book-Entry Note") delivered to the Issuing Agent, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC.

            General procedures relating to the issuance of the Notes are set forth in Part I hereof. Part II hereof sets forth procedures for the issuance of Notes in book-entry form. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the applicable Indenture or the Notes, as the case may be.

                           PART I: GENERAL PROCEDURES

Date of Issuance/
  Authentication:                  Each Note will be dated as of the date of its
                                   authentication by the Issuing Agent. Each
                                   Note shall also bear an original issue date
                                   (each, an "Original Issue Date"). The
                                   Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:                        Each Note will mature on a date selected by
                                   the investor or other purchaser and agreed to by NCB which is not less than nine months from its Original Issue Date (the "Stated
                                   Maturity Date"); provided, however, that
                                   Notes bearing interest at rates determined by reference to selected indices ("Floating Rate
                                   Notes") will mature on an Interest Payment
                                   Date.

Registration:                      Unless otherwise provided in the applicable
                                   Pricing Supplement, Notes will be issued only in fully registered form.

Denominations:                     Unless otherwise provided in the applicable
                                   Pricing Supplement, Notes will be issued in denominations of $1,000 or any integral multiple of $1,000 in excess thereof.

Interest Base Rates
  applicable to
  Floating Rate
  Notes: Unless otherwise provided in the applicable Pricing Supplement, Floating Rate Notes (except for certain Discount Notes) will be issued as described below. The applicable Pricing Supplement will specify the "Interest Rate Basis" or "Interest Rate Bases" by reference to which interest will be determined which may be one or more of the CD Rate ("CD Rate Notes"), the CMT Rate ("CMT Rate Notes"), the Commercial Paper Rate ("Commercial Paper Rate Notes"), the Federal Funds Rate ("Federal Funds Rate Notes"), LIBOR ("LIBOR Notes"), the Prime Rate ("Prime Rate Notes"), the Treasury Rate ("Treasury Rate Notes") or any other interest rate basis or formula specified in the applicable Pricing Supplement, or by reference to two or more such rates, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Floating Rate Notes.

Repayment/Redemption:              The Notes will be subject to repayment at the
                                   option of the Holders thereof in accordance with the terms of the Notes on their respective Optional Repayment Dates, if any.
                                   Optional Repayment Dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note. If no Optional Repayment
                                   Dates are indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity
                                   Date.

                                   The Notes will be subject to redemption by NCB on and after their respective Redemption Dates, if any. Redemption Dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note. If no Redemption Dates are indicated with respect to a Note, such Note will not be redeemable prior to its Stated Maturity Date.

Amortizing Notes                   If a Note is designated on the face thereof
                                   as an Amortizing Note, payments of principal and interest will be made in equal installments over the life of the Note, at periodic intervals as specified in the applicable Pricing Supplement and on the Stated Maturity Date. A table setting forth payment information in respect of each Amortizing Note will be included in the applicable Pricing Supplement and set forth in the Note. Unless otherwise specified in the applicable Pricing Supplement, interest on an Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to an Amortizing Note will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount of the Amortizing Notes. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable Pricing
                                   Supplement.

Extendible Notes:                  The applicable Pricing Supplement will
                                   indicate whether NCB has the option to extend the Stated Maturity Date of the Notes (other than Amortizing Notes) for one or more periods up to but not beyond a date set forth in the Pricing Supplement. If NCB has this option with respect to any applicable Notes, the procedures relating thereto will be as set forth in the applicable Pricing
                                   Supplement.

Renewable Notes:                   The applicable Pricing Supplement will
                                   indicate whether the Notes will mature unless the term of all or any portion of the

                                   Note is renewed in accordance with the
                                   procedures described in the applicable
                                   Pricing Supplement.

Calculation of
  Interest:                        In case of Fixed Rate Notes, interest
                                   (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

                                   The interest rate on each Floating Rate Note will be calculated by reference to the specified Interest Rate Basis or specified Interest Rate Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

                                   Unless otherwise provided in the applicable
                                   Pricing Supplement, accrued interest on each Floating Rate Note will be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period, from and including the Original Issue Date, or from the last date for which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes or Prime Rate Notes, or by the actual number of days in the year in the case of CMT Rate Notes or Treasury Rate Notes. The interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated as set forth in the applicable Pricing Supplement.

Interest:                          General. Each Note will bear interest in
                                   accordance with its terms. Unless otherwise provided in the applicable Pricing
                                   Supplement, each payment of interest on the Notes will include interest accrued from and including the immediately preceding Interest
                                   Payment Date in respect of which interest has been paid (or from and including the Original
                                   Issue Date, if no interest has been paid with respect to the applicable Note) to but excluding the related Interest Payment Date, the Stated Maturity Date, any Redemption Date or any Optional Repayment Date (each Stated
                                   Maturity Date, Redemption Date or Optional
                                   Repayment Date is referred to herein as

                                   "Maturity"). Interest payable at Maturity will be payable to the Person to whom the principal of such Note is payable.

                                   If an Interest Payment Date or the date of Maturity with respect to any Fixed Rate Note falls on a day that is not a Business Day (as defined herein), the payment of interest required to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no interest will accrue on such payment for the period from and after such Interest Payment Date to the next succeeding Business Day. If an Interest Payment Date (other than at Maturity) with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding day that is a Business Day (as defined herein), except that in the case of a LIBOR Note (or a Note for which LIBOR is an applicable Interest Rate Basis), if the next succeeding London Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding London Business Day (as defined herein). If the date of Maturity of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day with the same force and effect as if made on such date of maturity and no interest on such payment will accrue for the period from and after such Maturity to the next succeeding Business Day. For additional special provisions relating to Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.

                                   Regular Record Dates. Unless otherwise
                                   provided in the applicable Pricing
                                   Supplement, the "Regular Record Date" with respect to any Interest Payment Date for a Floating Rate Note shall be the date 15 calendar days (whether or not a Business Day) immediately preceding such Interest Payment Date.

                                   Unless otherwise provided in the applicable
                                   Pricing Supplement, the " Regular Record
                                   Date" for Fixed Rate Notes shall be the April 15 and October 15 immediately preceding such Interest Payment Date.

                                   Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest

                                   Payment Date following the Original Issue
                                   Date and on the Maturity Date; provided, however, the first payment of interest on any Note originally issued between a Regular Record Date and the related Interest Payment Date or on an Interest Payment Date will occur on the second Interest Payment Date following the Issue Date of the Note.

                                   Fixed Rate Notes. Unless otherwise provided in an applicable Fixed Rate Note, interest payments on Fixed Rate Notes will be made semiannually on May 1 and November 1, of each year and at Maturity.

                                   Floating Rate Notes. Interest payments on
                                   Floating Rate Notes will be made as specified in the related Floating Rate Note and Pricing Supplement.

Acceptance and
  Rejection of Offers
  from Solicitation
  as Agents:                       If agreed upon by NCB and any Agent, such
                                   Agent, acting solely as agent for NCB and not as principal, will solicit purchases of the Notes. Each Agent will communicate to NCB, orally or in writing, each offer to purchase
                                   Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection is not deemed a breach of such Agent's agreement contained in the Distribution Agreement. NCB may accept or reject any proposed purchase of the Notes, in whole or in part, any such rejection is not deemed a breach of NCB's agreements contained in the Distribution Agreement.

Preparation of
  Pricing Supplement:              If any offer to purchase a Note is accepted
                                   by NCB, NCB will promptly prepare a Pricing
                                   Supplement reflecting the terms of such Note and file such Pricing Supplement with the Commission in accordance with Rule 424 under the Securities Act of 1933 and Rule 901 of
                                   Regulation S-T. Information to be included in the Pricing Supplement shall include:

                                   1.   the name of NCB;

                                   2.   the title of the securities, including
                                        series designation, if any;

                                   3.   the date of the Pricing Supplement and
                                        the dates of the Prospectus and
                                        Prospectus Supplement to which the
                                        Pricing Supplement relates;

                                   4.   the name of the Offering Agent (as
                                        hereinafter defined);

                                   5.   whether such Notes are
                                        being sold to the Offering Agent as
                                        principal or to an investor or other
                                        purchaser through the Offering Agent
                                        acting as agent for NCB;

                                   6.   with respect to Notes sold to the
                                        Offering Agent as principal, whether
                                        such Notes will be resold by the
                                        Offering Agent to investors and other
                                        purchasers at (i) a fixed public
                                        offering price of a specified percentage of their principal amount, (ii) varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent or
                                        (iii) 100% of their principal amount;

                                   7.   with respect to Notes sold to an
                                        investor or other purchaser through the
                                        Offering Agent acting as agent for NCB,
                                        whether such Notes will be sold at (i)
                                        100% of their principal amount or (ii)
                                        another specified percentage of their
                                        principal amount;

                                   8.   the Offering Agent's commission or
                                        underwriting discount;

                                   9.   net proceeds to NCB;

                                   10.  Principal Amount, Specified Currency,
                                        Original Issue Date, Stated Maturity
                                        Date, Authorized Denomination, Interest
                                        Payment Date(s), Initial Redemption
                                        Date, if any, Initial Redemption
                                        Percentage, if any, Annual Redemption
                                        Percentage Reduction, if any, and
                                        Optional Repayment Date or Dates, if
                                        any, Exchange Rate Agent, if any, Day
                                        Count Convention, whether such Note is
                                        an Original Issue Discount Note (and, if so, the Issue Price), and, in the case of Fixed Rate Notes, Interest Rate, Regular Record Date or Dates (if other than April 15 and October 15 of each year), and, in the case of Floating Rate
                                        Notes, Interest Rate Basis or Bases,
                                        LIBOR Rueters or LIBOR Telerate (and the applicable pages), if applicable, Designated LIBOR Currency, if applicable, Designated CMT Telerate Page, and if Telerate Page

                                        7052, whether the Weekly or Monthly
                                        Average, if applicable, Designated CMT
                                        Maturity Index, if applicable, Index
                                        Maturity, if applicable, Initial
                                        Interest Rate, Maximum Interest Rate, if any, Minimum Interest Rate, if any, Initial Interest Reset Date, Interest Reset Date or Dates, Spread and/or Spread Multiplier, if any, Calculation Agent, and Interest Payment Period;

                                   11.  the information with respect to the
                                        terms of the Notes set forth below under "Procedures for Notes Issued in Book-Entry Form - Settlement
                                        Procedures," items 1, 2, 6, 7, 8 and 9;
                                        and

                                   12.  any other provisions of the Notes
                                        material to investors or other
                                        purchasers of the Notes not otherwise
                                        specified in the Prospectus or Pricing
                                        Supplement.

                                   One copy of such filed document will be sent by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m., New York City time, on the Business Day following the applicable trade date) to the Agent which made or presented the offer to purchase the applicable Note (such Agent in such capacity, the "Offering Agent"), the Trustee, Issuing Agent and the Paying Agent at the following applicable address:

                                   if to Credit Suisse First Boston, to:

                                      Eleven Madison Avenue
                                      New York, New York  10010
                                      Facsimile Transmission No. (212) 325-8183
                                      Attention: Short and Medium Term Finance

                                   if to Banc of America Securities LLC, to:

                                      Bank of America Corporate Center
                                      NC1-007-07-01
                                      100 North Tryon Street
                                      Charlotte, NC 28255-0001
                                      Facsimile Transmission No. (704) 388-9939

                                   if to Banc One Capital Markets, Inc.:

                                      One First National Plaza
                                      Chicago, IL 60670

                                      Facsimile Transmission No. (312) 732-4172
                                      Attention: Corporate Securities
                                                 Structuring

                                   if to SPP Capital Partners, LLC:

                                      330 Madison Avenue
                                      28th Floor
                                      New York, New York 10017
                                      Facsimile Transmission No. (212) 455-4545
                                      Attention: Amy Lazarus

                                   if to the Trustee (in such capacity or as Issuing Agent or Paying Agent), to:

                                      Bank One Trust Company, N.A.
                                      14 Wall Street, 8th Floor
                                      New York, New York  10005

                                   For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or telecopied to Brown & Wood LLP at One World Trade Center, New York, New York 10048, Attention: Daniel M. Rossner.

                                   In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent. Outdated Pricing Supplements, and the supplemented Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Settlement:                        The receipt of immediately available funds by
                                   NCB in payment for a Note and the
                                   authentication and delivery of such Note shall, with respect to such Note, constitute
                                   "settlement." Offers accepted by NCB will be settled in three Business Days, or at a time as the purchaser, the applicable Agent and NCB shall agree, pursuant to the timetable for settlement set forth in Part II hereof under "Settlement Procedures" with respect to Book-Entry Notes (each such date fixed for settlement is hereinafter referred to as a "Settlement Date"). If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement Procedures
                                   Timetable," such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and NCB shall agree.

                                   The foregoing settlement procedures may be modified, with respect to any purchase of Notes by an Agent as principal, if so agreed by NCB and such Agent.

Procedure for Changing
  Rates or Other
  Variable Terms:                  When a decision has been reached to change
                                   the interest rate or any other variable term on any Notes being sold by NCB, NCB will promptly advise the Agents and the Issuing
                                   Agent by facsimile transmission and the
                                   Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone NCB with recommendations as to the changed interest rates or other variable terms. At such time as NCB advises the Agents and the Issuing Agent by facsimile transmission of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time only "indications of interest" may be recorded. Immediately after acceptance by NCB of an offer to purchase
                                   Notes at a new interest rate or new variable term, NCB, the Offering Agent and the Issuing
                                   Agent shall follow the procedures set forth under the applicable "Settlement Procedures."

Suspension of
  Solicitation;
  Amendment or
  Supplement:                      NCB may instruct the Agents to suspend
                                   solicitation of offers to purchase Notes at any time. Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from NCB until such time as NCB has advised them that solicitation of offers to purchase may be resumed. If NCB decides to amend or supplement the Registration Statement or the Prospectus (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes or as provided by the Distribution Agreement), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment or supplement at the following applicable address:

                                   if to Credit Suisse First Boston, to:

                                      Eleven Madison Avenue
                                      New York, New York  10010

                                      Facsimile Transmission No. (212) 325-8183
                                      Attention: Short and Medium Term Finance

                                   if to Banc of America Securities LLC, to:

                                      Bank of America Corporate Center
                                      NC1-007-07-01
                                      100 North Tryon Street
                                      Charlotte, NC 28255-0001
                                      Facsimile Transmission No. (704) 388-9939

                                   if to Banc One Capital Markets, Inc.:

                                      One First National Plaza
                                      Chicago, IL 60670
                                      Facsimile Transmission No. (312) 732-4172
                                      Attention: Corporate Securities
                                                 Structuring

                                   if to SPP Capital Partners, LLC:

                                      330 Madison Avenue
                                      28th Floor
                                      New York, New York 10017
                                      Facsimile Transmission No. (212) 455-4545
                                      Attention: Amy Lazarus

                                   if to the Trustee (in such capacity or as Issuing Agent or Paying Agent), to:

                                      Bank One Trust Company, N.A.
                                      14 Wall Street, 8th Floor
                                      New York, New York  10005

                                   For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or telecopied to Brown & Wood LLP at One World Trade Center, New York, New York 10048, Attention: Daniel M. Rossner.

                                   In the event that at the time the
                                   solicitation of offers to purchase from NCB is suspended (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by NCB which have not been settled, NCB will promptly advise the Offering Agent and the Issuing Agent whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. NCB will have the sole responsibility for such decision and for any arrangements which may be made in the event that NCB determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus
  and applicable
  Pricing Supplement:              A copy of the most recent Prospectus and the
                                   applicable Pricing Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of
  Signatures:                      The Agents will have no obligation or
                                   liability to NCB, the Trustee, the Issuing
                                   Agent or the Paying Agent in respect of the authenticity of the signature of any officer, employee or agent of NCB, the Trustee, the Issuing Agent or the Paying Agent on any Note.

Documents Incorporated
  by Reference:                    At the Agent's request NCB shall supply the
                                   Agents with an adequate supply of all
                                   documents incorporated by reference in the Registration Statement and the Prospectus.

Business Day:                      Unless otherwise provided in the Notes,
                                   "Business Day" means, with respect to any Note, any other than Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close; provided, however, that with respect to Foreign Currency Notes (other than
                                   Foreign Currency Notes denominated in Euro
                                   only) any day that is a Business Day both in New York and in the Principal Financial
                                   Center (as defined below) in the country of the Specified Currency unless the Specified
                                   Currency is Euro, in which case such date is also a day on which the Trans-European
                                   Automated Real-Time Gross Settlement Express
                                   Transfer (TARGET) System is open; provided further, that, with respect to LIBOR Notes only, any Business Day in New York that is also a London Business Day. "London Business
                                   Day" means any day on which dealings in
                                   deposits in U.S. dollars are transacted in the London interbank market. It being understood that if no such currency or composite currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.
                                   "Principal Financial Center" means the
                                   capital city of the country issuing the
                                   Specified Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the Principal Financial
                                   Center shall be The City of New York, Sydney
                                   (and, solely in the case of the Specified
                                   Currency, Melbourne), Frankfurt, Amsterdam,
                                   Milan and Zurich, respectively.

Designated LIBOR
  Currency "Index Currency" means the currency or composite currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated. If no such currency or Designated LIBOR Currency is specified in the applicable Pricing Supplement, the Designated LIBOR Currency shall be United States dollars.

                      PART II: PROCEDURES FOR NOTES ISSUED
                               IN BOOK-ENTRY FORM

            In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Issuing Agent will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from NCB and the Issuing Agent to DTC, dated January __, 2000, and a Certificate of Deposit Agreement, dated _______, between the Issuing Agent and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                          All Fixed Rate Notes issued in book-entry
                                   form having the same Original Issue Date, Specified Currency, Interest Rate, Default
                                   Rate, Interest Payment Dates, Day Count
                                   Convention, Redemption and/or Repayment
                                   terms, if any, and Stated Maturity Date
                                   (collectively, the "Fixed Rate Terms") will be represented initially by a single
                                   Book-Entry Note; and all Floating Rate Notes issued in book-entry form having the same
                                   Original Issue Date, Specified Currency,
                                   Interest Category, formula for the
                                   calculation of interest, and specifying the Interest Rate Basis or Bases, which may be the CD Rate, the CMT Rate, the Commercial
                                   Paper Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate or any other interest rate basis or formula, Initial
                                   Interest Rate, Default Rate, Index Maturity,
                                   Spread and/or Spread Multiplier, if any, Day
                                   Count Convention, Minimum Interest Rate, if any, Maximum Interest Rate, if any, redemption and/or repayment terms, if any, Interest Payment Dates, Initial Interest
                                   Reset Date, Interest Reset Dates and Stated
                                   Maturity Date (collectively, "Floating Rate
                                   Terms") will be represented initially by a single Book-Entry Note.

                                   Each Book-Entry Note will be dated and issued as of the date of its authentication by the Issuing Agent. The date from which interest will begin to accrue with respect to each Book-Entry Note will be (a) with respect to an original Book-Entry Note (or any portion thereof), its Original Issue Date and (b) with respect to any Book-Entry Note (or portion thereof) issued subsequently upon exchange of a Book-Entry Note or in lieu of a destroyed, lost or stolen Book-Entry Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Book-Entry Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Book-Entry Note or Notes), regardless of the date of authentication of such subsequently issued Book-Entry Note. No Book-Entry Note shall represent any Note issued in certificated form.

                                   For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.

                                   Except as provided in the applicable
                                   Indenture, no owner of a beneficial interest in a Book-Entry Note shall be entitled to receive any Note issued in certificated form.

Identification:                    NCB has arranged with the CUSIP Service
                                   Bureau of Standard & Poor's Corporation (the
                                   "CUSIP Service Bureau") for the reservation of two series of CUSIP numbers, each of which consists of approximately 900 CUSIP numbers which have been reserved for and relate to Book-Entry Notes and NCB has delivered to each of the Trustee, the Issuing Agent and DTC a list of such CUSIP numbers. NCB will assign CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure B.
                                   DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that NCB has assigned to Book-Entry Notes. The Trustee or the Issuing Agent, as the case may be, will notify NCB at any time when fewer than 100 of the reserved CUSIP numbers of either series remain unassigned to Book-Entry Notes, and, if it deems necessary, NCB will reserve and obtain additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, NCB will deliver a list of such additional numbers to the Trustee, the Issuing Agent and DTC. An issue of Notes having an aggregate principal amount in excess of $200,000,000
                                   (or the equivalent thereof in one or more foreign or composite currencies) and otherwise required to be represented by the same Book-Entry Note will instead be represented by two or more Book-Entry Notes which shall all be assigned the same CUSIP number.

Registration:                      Unless otherwise specified by DTC, all
                                   Book-Entry Notes will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Issuing Agent under the Indenture. The beneficial owner of a Note issued in book-entry form (i.e., an owner of a beneficial interest in a Book-Entry Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC

                                   (with respect to such Note issued in
                                   book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                         Transfers of beneficial ownership interests
                                   in a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges:                         The Issuing Agent may deliver to DTC and the
                                   CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Book-Entry Notes outstanding on such date that represent Notes having the same Fixed Rate Terms or Floating Rate Terms, as the case may be (other than Original Issue
                                   Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related
                                   Notes issued in book-entry form, on which such Book-Entry Notes shall be exchanged for a single replacement Book-Entry Note; and (c) a new CUSIP number, obtained from NCB, to be assigned to such replacement Book-Entry Note.
                                   Upon receipt of such a notice, DTC will send to its Participants (including the Issuing
                                   Agent) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Issuing Agent will deliver to the CUSIP
                                   Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the Issuing Agent will exchange such Book-Entry Notes for a single Book-Entry Note bearing the new CUSIP number and the CUSIP numbers of the exchanged
                                   Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.
                                   Notwithstanding the
                                   foregoing, if the Book-Entry Notes to be exchanged exceed $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount, one replacement Book-Entry Note will be authenticated and issued to represent each $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) of principal amount of the exchanged
                                   Book-Entry Notes and an additional Book-Entry
                                   Note or Notes will be authenticated and
                                   issued to represent any remaining principal amount of such Book-Entry Notes (See
                                   "Denominations" below).

Denominations:                     Unless otherwise provided in the applicable
                                   Pricing Supplement, Notes issued in
                                   book-entry form will be issued in
                                   denominations of $1,000 and integral
                                   multiples of $1,000 in excess thereof.
                                   Book-Entry Notes will be denominated in
                                   principal amounts not in excess of
                                   $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies).
                                   If one or more Notes issued in book-entry form having an aggregate principal amount in excess of $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) would, but for the preceding sentence, be represented by a single
                                   Book-Entry Note, then one Book-Entry Note will be issued to represent each $200,000,000
                                   (or the equivalent thereof in one or more foreign or composite currencies) principal amount of such Note or Notes issued in book-entry form and an additional Book-Entry
                                   Note or Notes will be issued to represent any remaining principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Book-Entry Notes shall all be assigned the same CUSIP number.

Payments of Principal
  and Interest:                    Payments of Interest Only. Promptly after
                                   each Regular Record Date, the Issuing Agent will deliver to NCB and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation.
                                   On such Interest Payment Date, NCB will pay to the Issuing Agent in immediately available funds an amount sufficient to pay the interest then due and owing, and upon receipt of such funds from NCB, the Issuing Agent in turn will pay to DTC, such total amount of interest due on such Book-Entry Notes (other than at Maturity) which is payable in U.S. dollars, at the times and in the manner set forth below under "Manner of Payment." The Issuing
                                   Agent shall make payment of that amount of interest due and owing on any Book-Entry
                                   Notes that Participants have elected to
                                   receive in foreign or composite currencies directly to such Participants.

                                   Notice of Interest Rates and Regular Record
                                   Dates. Promptly after each Interest
                                   Determination Date, or Calculation Date, as the case may be, for Floating Rate Notes issued in book-entry form, the Issuing Agent will notify each of Moody's Investors Service, Inc. and Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

                                   Payments at Maturity. On or about the first
                                   Business Day of each month, the Issuing Agent will deliver to NCB and DTC a written list of principal, premium, if any, and interest to be paid on each Book-Entry Note maturing either at the Stated Maturity Date, on a Redemption Date in, or for which an Option to Elect Repayment has been received with respect to, such month. The Issuing Agent, NCB and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At such Maturity, NCB will pay to the Issuing Agent in immediately available funds an amount sufficient to make such Maturity payment, and upon receipt of such funds the Issuing Agent in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity, which are payable in U.S. dollars, at the times and in the manner set forth below under "Manner of Payment." The Issuing Agent shall make the payment of the principal, premium, if any, and interest to be paid at the Maturity of each Book-Entry Note that Participants have elected to receive in foreign or composite currencies directly to such Participants. Promptly after (i) payment to DTC of the principal, premium, if any, and interest due at the Maturity of such Book-Entry Note which are payable in U.S. dollars and (ii) payment of principal, premium, if any, and interest due at the Maturity of such Book-Entry Note to those Participants who have elected to receive such payments in foreign or composite currencies, the Issuing Agent will cancel such Book-Entry Note and deliver it to NCB with an appropriate debit advice. On the first Business Day of each month, the Issuing Agent will deliver to NCB a written statement indicating the total principal amount of outstanding Book-Entry Notes as of the close of business on the immediately preceding Business Day.

                                   Manner of Payment. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity, as the case may be, which is payable in U.S. dollars shall be paid by NCB to the Issuing Agent in funds available for use by the Issuing Agent no later than 10:00 a.m., New York City time, on such date. NCB will make such payment on such Book-Entry Notes to an account specified by the Issuing Agent. Upon receipt of such funds, the Issuing Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment in U.S. dollars of principal, premium, if any, and interest, due on a Book-Entry Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Notes are recorded in the book-entry system maintained by DTC. Neither NCB, the Issuing Agent nor the Trustee shall have any responsibility or liability for the payment in U.S. dollars by DTC of the principal of, premium, if any, or interest on, the Book-Entry Notes to such Participants. The Issuing Agent shall make all payments of principal, premium, if any, and interest on each Book-Entry Note that Participants have elected to receive in foreign or composite currencies directly to such Participants.

                                   Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement
  Procedures:                      Settlement Procedures with regard to each
                                   Note in book-entry form purchased by an
                                   Agent, as principal, or sold through an
                                   Agent, as agent of NCB, will be as follows:

                                   A.   The Offering Agent will advise NCB by
                                        telephone, confirmed by facsimile, of
                                        the following Settlement information:

                                        1.   Principal Amount, Authorized
                                             Denomination, Specified Currency
                                             and Original Issue Date of the
                                             Note.

                                        2.   Exchange Rate Agent, if any.

                                        3.   Whether such Notes are Senior Notes
                                             or Subordinated Notes.

                                        4.   (a)      Fixed Rate Notes:

                                               (i)    Interest Rate

                                               (ii)   Interest Payment Dates

                                             (b)      Floating Rate Notes:

                                               (i)    Interest Category

                                               (ii)   Interest Rate Basis or
                                                      Bases

                                               (iii)  Initial Interest Rate

                                               (iv)   Spread and/or Spread
                                                      Multiplier, if any

                                               (v)    Initial Interest Reset
                                                      Date

                                               (vi)   Interest Rate Reset Period

                                               (vii)  Interest Reset Date or
                                                      Dates

                                               (viii) Interest Payment Dates

                                               (ix)   Interest Payment Period

                                               (x)    Regular Record Dates

                                               (xi)   Index Maturity, if any

                                               (xii)  Maximum and/or Minimum
                                                      Interest Rates, if any

                                               (xiii) Day Count Convention

                                               (xiv)  Calculation Agent

                                               (xv)   If LIBOR, indicate LIBOR
                                                      Reuters or LIBOR Telerate

                                                (xvi) If CMT Rate, indicate
                                                      Designated CMT Telerate
                                                      Page and Designated CMT
                                                      Maturity Index

                                        5.   Price to public, if any, of the
                                             Note (or whether the Note is being
                                             offered at varying prices relating
                                             to prevailing market prices at time
                                             of resale as determined by the
                                             Offering Agent).

                                        6.   Trade Date.

                                        7.   Settlement Date (Original Issue
                                             Date).

                                        8.   Stated Maturity Date.

                                        9.   Redemption provisions, if any,
                                             including: Initial Redemption Date,
                                             Initial Redemption Percentage and
                                             Annual Redemption Percentage
                                             Reduction.

                                        10.  Repayment provisions, if any.

                                        11.  Default Rate, if any.

                                        12.  Optional Repayment Date(s).

                                        13.  Net proceeds to NCB.

                                        14.  The Offering Agent's commission or
                                             underwriting discount.

                                        15.  Whether such Notes are
                                             being sold to the Offering Agent as
                                             principal or to an investor or
                                             other purchaser through the
                                             Offering Agent acting as agent for
                                             NCB.

                                        16.  Whether such Note is a Discount
                                             Note and the terms thereof.

                                        17.  Such other information specified
                                             with respect to the Notes (whether
                                             by Addendum or otherwise).

                                   B.   NCB will assign a CUSIP number to the
                                        Book-Entry Note representing such Note
                                        and then advise the Issuing Agent by
                                        facsimile transmission or other
                                        electronic transmission of the above
                                        settlement information received from the
                                        Offering Agent, such CUSIP number and
                                        the name of the Offering Agent. NCB will also advise the Offering Agent of the CUSIP number assigned to the Book-Entry Note.

                                   C.   The Issuing Agent will communicate to
                                        DTC and the Offering Agent through DTC's
                                        Participant Terminal System, a pending
                                        deposit message specifying the following settlement information:

                                      1.     The information set forth in the
                                             Settlement Procedure A.

                                      2.     Identification numbers of the
                                             participant accounts maintained by
                                             DTC on behalf of the Issuing Agent
                                             and the Offering Agent.

                                      3.     Identification of the Book-Entry
                                             Note as a Fixed Rate Book-Entry
                                             Note or Floating Rate Book-Entry
                                             Note.

                                      4.     Initial Interest Payment Date for
                                             such Note, number of days by which
                                             such date succeeds the related
                                             record date for DTC purposes (or,
                                             in the case of Floating Rate Notes
                                             which reset daily or weekly, the
                                             date five calendar days preceding
                                             the Interest Payment Date) and, if
                                             then calculable, the amount of
                                             interest payable on such Interest
                                             Payment Date (which amount shall
                                             have been confirmed by the Issuing
                                             Agent).

                                      5.     CUSIP number of the Book-Entry Note
                                             representing such Note.

                                      6.     Whether such Book-Entry Note
                                             represents any other Notes issued
                                             or to be issued in book-entry form.

                                        DTC will arrange for each pending
                                        deposit message described above to be
                                        transmitted to Standard & Poor's
                                        Corporation, which will use the
                                        information in the message to include
                                        certain terms of the related Book-Entry
                                        Note in the appropriate daily bond
                                        report published by Standard & Poor's
                                        Corporation.

                                   D.   The Issuing Agent will complete and
                                        authenticate the Book-Entry Note
                                        representing such Note.

                                   E.   DTC will credit such Note to the
                                        participant account of the Issuing Agent maintained by DTC.

                                   F.   The Issuing Agent will enter an SDFS
                                        deliver order through DTC's Participant
                                        Terminal System instructing DTC (i) to
                                        debit such Note to the Issuing Agent's
                                        participant account and credit such Note to the participant account of the Offering Agent maintained by DTC and
                                        (ii) to debit the settlement account of
                                        the Offering Agent and credit the
                                        settlement account of the Issuing Agent
                                        maintained by DTC, in an amount equal to the price of such Note less such Offering Agent's discount or underwriting commission, as applicable. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Issuing Agent to DTC that (i) the Book-Entry Note representing such Note has been issued and authenticated and (ii) the Issuing Agent is holding such Book-Entry Note pursuant to the Certificate Agreement.

                                   G.   In the case of Book-Entry Notes sold
                                        through the Offering Agent, as agent,
                                        the Offering Agent will enter an SDFS
                                        deliver order through DTC's Participant
                                        Terminal System instructing DTC (i) to
                                        debit such Note to the Offering Agent's
                                        participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Offering Agent maintained by DTC in an amount equal to the initial public offering price of such Note.

                                   H.   Transfers of funds in accordance with
                                        SDFS deliver orders described in
                                        Settlement Procedures F and G will be
                                        settled in accordance with SDFS
                                        operating procedures in effect on the
                                        Settlement Date.

                                   I. Upon receipt, the Issuing Agent will pay NCB, by wire transfer of immediately available funds to an account specified by NCB to the Issuing Agent from time to time, in the amount transferred to the Issuing Agent in accordance with Settlement Procedure F.

                                   J.   The Issuing Agent will send a copy of
                                        the Book-Entry Note by first class mail
                                        to NCB together with a statement setting forth the principal amount of Notes outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which NCB has advised the Issuing Agent but which have not yet been settled.

                                   K.   If the Note was sold through the
                                        Offering Agent, as agent, the Offering
                                        Agent will confirm the purchase of such
                                        Note to the investor or other purchaser
                                        either by transmitting to the
                                        Participant with respect to such Note a
                                        confirmation order through DTC's
                                        Participant Terminal System or by
                                        mailing a written confirmation to such
                                        investor or other purchaser.

Settlement Procedures
  Timetable:                       For offers to purchase Notes accepted by NCB,
                                   Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:

                                   SETTLEMENT
                                   PROCEDURE                TIME

                                         A          11:00 a.m. on the trade date
                                                    or within one hour following
                                                    the trade

                                         B          12:00 noon on the trade date
                                                    or within one hour following
                                                    the trade

                                         C          No later than the close of
                                                    business on the trade date

                                         D          9:00 a.m. on Settlement Date

                                         E          10:00 a.m. on Settlement
                                                    Date

                                         F-G        No later than 2:00 p.m. on
                                                    Settlement Date

                                         H          4:00 p.m. on Settlement Date

                                         I-K        5:00 p.m. on Settlement Date

                                   If a sale is to be settled more than one
                                   Business Day after the trade date, Settlement Procedures A, B, and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such trade date.

                                   Settlement Procedure H is subject to
                                   extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                                   If settlement of a Note issued in book-entry form is rescheduled or canceled, the Issuing Agent will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:                 If the Issuing Agent fails to enter an SDFS
                                   deliver order with respect to a Book-Entry
                                   Note issued in book-entry form pursuant to Settlement Procedure F, the Issuing Agent may deliver to DTC, through DTC's Participant
                                   Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Issuing Agent maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, the Issuing Agent will mark such Book-Entry
                                   Note "canceled," make appropriate entries in its records and send certification of destruction of such canceled Book-Entry Note to NCB. The CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Book-Entry Note, the Issuing Agent will exchange such Book-Entry Note for two
                                   Book-Entry Notes, one of which shall
                                   represent the Book-Entry Notes for which withdrawal messages are processed and shall be canceled immediately after issuance, and the other of which shall represent the other
                                   Notes previously represented by the
                                   surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered
                                   Book-Entry Note.

                                   In the case of any Note in book-entry form sold through the Offering Agent, as agent, if the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Offering Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Issuing Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Distribution Agreement, NCB will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of NCB.

                                   Notwithstanding the foregoing, upon any
                                   failure to settle with respect to a
                                   Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Note also representing other Notes, the Issuing Agent will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.

                                                                       ANNEX III

                               ACCOUNTANTS' LETTER

            Pursuant to Sections 4(j) and 6(d), as the case may be, of the Distribution Agreement, the Bank's independent certified public accountants shall furnish letters to the effect that:

                 (i) They are independent certified public accountants with respect to the Bank and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                 (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information and/or condensed financial statements derived from audited financial statements of the Bank for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Agents and are attached hereto;

                 (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Bank's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which are attached hereto; and on the basis of specified procedures including inquiries of officials of the Bank who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph
            (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                 (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Bank for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Bank's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the


                                      III-1
            audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Bank's Annual Reports on Form 10-K for such fiscal years;

                 (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

                 (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Bank and its subsidiaries, inspection of the minute books of the Bank and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Bank and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                         (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Bank's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Bank's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

                         (B) (ii) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Bank's Annual Report on Form 10-K for the most recent fiscal year;

                         (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause
                 (A) and any unaudited income statement data and


                                     III-2
                 balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Bank's Annual Report on Form 10-K for the most recent fiscal year;

                         (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                         (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Bank and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                         (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Agents, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                 (vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of the Bank and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in


                                     III-3
            exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Bank and its subsidiaries and have found them to be in agreement.

            All references in this Annex III to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Distribution Agreement as of the Commencement Date referred to in Section 6(d) thereof and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorporation or the Time of Delivery relating to the Terms Agreement requiring the delivery of such letter under Section 4(j) thereof.



                                     III-4